As filed with the Securities and Exchange Commission on July 2, 2010

Registration No. 333-119795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1457385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Mark H. McKinnies

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Name, Address, Including Zip Code, and Telephone Number, Including Area

Code, of Agent For Service)

Copies to:

Julie A. Herzog, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SECURITIES

ADA-ES, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-119795) (the “Registration Statement”) to deregister the shares of the Registrant’s common stock, no par value (the “Shares”), registered with the Securities and Exchange Commission on the Registration Statement that have not been resold. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the unsold Shares because the Registrant’s obligation to keep the Registration Statement effective pursuant to the terms of the Registrant’s securities purchase agreement with the selling shareholders identified in the prospectus included in the Registration Statement has expired, except with respect to shares held by Arch Coal, Inc., which are being deregistered in this Registration Statement and will then be registered in a Registration Statement on Form S-3 (File No. 333-167188). The Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the Shares registered on the Registration Statement that were not resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Littleton, State of Colorado, on July 2, 2010.

ADA-ES, INC.

By:	/S/ MARK H. MCKINNIES
Mark H. McKinnies
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL D. DURHAM Michael D. Durham	President, Director (Principal Executive Officer)	July 2, 2010

/S/ MARK H. MCKINNIES Mark H. McKinnies	Senior Vice President, Chief Financial Officer and Director (Principal Accounting and Financial Officer)	July 2, 2010

/S/ ROBERT N. CARUSO Robert N. Caruso	Director	July 2, 2010

/S/ JOHN W. EAVES John W. Eaves	Director	July 2, 2010

/S/ DEREK C. JOHNSON Derek C. Johnson	Director	July 2, 2010

/S/ RONALD B. JOHNSON Ronald B. Johnson	Director	July 2, 2010

/S/ W. PHILLIP MARCUM W. Phillip Marcum	Director	July 2, 2010

/S/ JEFFREY C. SMITH Jeffrey C. Smith	Director	July 2, 2010

/S/ RICHARD J. SWANSON Richard J. Swanson	Director	July 2, 2010